Exhibit 99.5

SCAN TO VIEW MATERIALS & VOTE w NORFOLK SOUTHERN CORPORATION 650 WEST PEACHTREE STREET NW VOTE BY INTERNET ATLANTA, GA 30308 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on November 13, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NSC2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on November 13, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V80312-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NORFOLK SOUTHERN CORPORATION The Board of Directors of Norfolk Southern Corporation (“Norfolk Southern”) recommends you vote FOR the following proposals: For Against Abstain 1. To approve the Agreement and Plan of Merger, dated as of July 28, 2025, as it may be amended from time to time, by and among ! ! ! Norfolk Southern, Union Pacific Corporation, Ruby Merger Sub 1 Corporation and Ruby Merger Sub 2 LLC (the “merger agreement” and such proposal, the “merger agreement proposal”). 2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Norfolk Southern in connection with the transactions contemplated by the merger agreement. ! ! ! 3. To adjourn the Norfolk Southern special meeting from time to time, if necessary or appropriate, to solicit additional proxies in the ! ! ! event there are not sufficient votes at the time of the Norfolk Southern special meeting to approve the merger agreement proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and other related materials are available at www.proxyvote.com. V80313-TBD NORFOLK SOUTHERN CORPORATION PROXY FOR SPECIAL MEETING OF SHAREHOLDERS NOVEMBER 14, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORFOLK SOUTHERN CORPORATION The undersigned hereby appoint(s) Jason M. Morris and J. Jeremy Ballard, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Norfolk Southern common stock, that the shareholder(s) is/are authorized to vote, at the special meeting of shareholders to be held virtually at 9:00 AM ET, on November 14, 2025, at www.virtualshareholdermeeting.com/NSC2025SM, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the proposals included herein. If any other matters properly come before the meeting and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY